Exhibit 10.34
FIRST AMENDMENT dated as of November 21, 2025 (this “Amendment”), relating to the Three-Year Term Loan Credit Agreement dated as of September 12, 2024 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among HEWLETT PACKARD ENTERPRISE COMPANY (the “Company”), the LENDERS from time to time party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Processing Agent and Co-Administrative Agent (the “Administrative Agent”), and CITIBANK, N.A., as Co-Administrative Agent.
WHEREAS the Lenders have extended credit to the Company under the Existing Credit Agreement on the terms and conditions set forth therein;
WHEREAS pursuant to Section 10.02(b) of the Existing Credit Agreement, any provision of the Existing Credit Agreement may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
WHEREAS the Company has requested that the Administrative Agent so amend the Existing Credit Agreement in order to effect certain modifications to the Existing Credit Agreement as set forth herein;
WHEREAS a copy of this Amendment has been provided to each of the Lenders under the Existing Credit Agreement at least five Business Days prior to the date hereof, and the Administrative Agent has not received written notice from the Required Lenders stating that the Required Lenders object to this Amendment; and
WHEREAS the Administrative Agent is willing to consent to the modifications to the Existing Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement.
SECTION 2. Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date (as defined below):

(a) Section 1.01 of the Existing Credit Agreement is hereby amended to add the following defined term:
"First Amendment Effective Date” means November 21, 2025.
(b) Section 2.09(c) of the Existing Credit Agreement is hereby amended by inserting the following text at the end of Section 2.09(c):
“Each prepayment of a Borrowing after the Funding Date (including any prepayment made after the Funding Date and on or prior to the First Amendment Effective Date) shall be applied against the remaining scheduled amortization payments due in respect of the Loans under Section 2.08 as directed by the Borrower or, in the absence of any such specification on or prior to the date of the relevant optional prepayment, in direct order of maturity.”
SECTION 3. Representations and Warranties. The Company hereby represents and warrants that (i) this Amendment is within the Company’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action of the Company, (ii) this Amendment has been duly executed and delivered by the Company, and (iii) this Amendment constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4. Effectiveness. This Amendment and the amendment of the Existing Credit Agreement contemplated hereby shall become effective as of the first date (the “First Amendment Effective Date”) on which:
(a) The Administrative Agent (or its counsel) shall have received from the Company either (i) a counterpart of this Amendment signed on behalf of the Company or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or e-mail transmission of a signed signature page of this Amendment) that the Company has signed a counterpart of this Amendment; and
(b) The Administrative Agent shall have provided a copy of this Amendment to the Lenders, and the Administrative Agent shall not have received written notice from the Required Lenders, within five Business Days of the date such copy of the Amendment was provided to the Lenders, that the Required Lenders object to this Amendment.
The Administrative Agent shall notify the Company and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Costs and Expenses. The Company shall pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
SECTION 6. Effect of this Amendment. (a) Except as expressly set forth herein or in the Credit Agreement, this Amendment and the Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Credit Agreement or any other Loan Document in similar or different circumstances. The Company agrees that all of its obligations, liabilities and indebtedness under each Loan Document, including guarantee obligations, shall remain in full force and effect, in accordance with applicable law, on a continuous basis after giving effect to this Amendment.
(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or other words of similar import, as used in the Credit Agreement, shall be deemed to be a reference to the Existing Credit Agreement as amended hereby and the term “Credit Agreement”, as used in any other Loan Document, shall be deemed to be a reference to the Credit Agreement.
SECTION 7. Interpretation. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 8. Severability; Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The provisions set forth in Sections 10.07 (Severability), 10.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 10.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment.
SECTION 9. Counterparts. Section 10.06 of the Credit Agreement (Counterparts; Integration; Effectiveness; Electronic Execution) shall apply to this Amendment, mutatis mutandis.
SECTION 10. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

HEWLETT PACKARD ENTERPRISE COMPANY,

by	/s/ Kirt Karros
Name: Kirt Karros
Title: Senior Vice President, Treasurer and Head of Corporate Development

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE PROCESSING AGENT,

by	/s/ Abhishek Joshi
Name: Abhishek Joshi
Title: Vice President

[Signature Page to First Amendment]